                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement         [ ] Confidential, for Use of the
[x]     Definitive Proxy Statement              Commission Only (as permitted
[ ]     Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         COOPERATIVE BANKSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total Fee Paid:

          ----------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid

          --------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          --------------------------------------------

     3    Filing Party:

          --------------------------------------------

     4.   Date Filed:

          --------------------------------------------

                                March 26, 1997



Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. (the "Company") to be held at the Wilmington Hilton, 301 North Water Street, Wilmington, North Carolina, on Friday, April 25, 1997 at 11:00 a.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Coopers & Lybrand L.L.P., the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

                              Sincerely,

                              Frederick Willetts, III
                              President and Chief
                               Executive Officer

--------------------------------------------------------------------------------

                         COOPERATIVE BANKSHARES, INC.
                               201 MARKET STREET
                       WILMINGTON, NORTH CAROLINA  28401
                                (910) 343-0181
--------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 25, 1997
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Cooperative Bankshares, Inc. (the "Company") will be held at the Wilmington Hilton, 301 North Water Street, Wilmington, North Carolina, on Friday, April 25, 1997 at 11:00 a.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1. The election of three directors of the Company for three year terms and one director for a two year term;

          2. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 3, 1997 are the stockholders entitled to vote at the Meeting and any adjourn ments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              Daniel W. Eller
                              Secretary
Wilmington, North Carolina
March 26, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      OF
                         COOPERATIVE BANKSHARES, INC.
                               201 MARKET STREET
                       WILMINGTON, NORTH CAROLINA  28401

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 25, 1997
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooperative Bankshares, Inc. (the "Company"), holding company for Cooperative Bank for Savings, Inc., SSB ("Cooperative Bank") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Wilmington Hilton, 301 North Water Street, Wilmington, North Carolina, on Friday, April 25, 1997 at 11:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about March 26, 1997.

--------------------------------------------------------------------------------
                      VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW. The Bylaws of the Company provide that in the absence of stockholder direction, a stockholder's proxy shall be voted as determined by a majority of the Board of Directors. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to Daniel W. Eller, Secretary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting, or by attending the Meeting and voting in person.

--------------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The securities entitled to vote at the Meeting consist of the Company's common stock, par value $1.00 per share (the "Common Stock"). Stockholders of record as of the close of business on March 3, 1997 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, the Company had 1,491,698 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons owning in excess of 5% of the Common Stock, by each of the executive officers named in the Summary Compensation Table on page 7, and by all executive officers and directors of the Company as a group. Management knows of no person, except as listed below, who owned more than 5% of the Company's outstanding shares of the Common Stock as of the Record Date.


                                     Amount and      Percent of
                                      Nature of      Shares of
Name and Address                      Beneficial    Common Stock
of Beneficial Owner                  Ownership (1)   Outstanding
-------------------                 -------------   ------------

Frederick Willetts, III
201 Market Street
Wilmington, North Carolina  28401     139,487 (2)          9.3%

Frederick Willetts, Jr.
201 Market Street
Wilmington, North Carolina  28401      86,864 (3)          5.8%

Salem Investment Counselors, Inc.
P.O. Box 25427
Winston-Salem, N.C. 27114-5427        107,525              7.2%

All executive officers and directors
 as a group (13 persons)              353,558 (4)         23.7%

---------------------

(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through an employee benefit plan of the Company; stock subject to options exercisable within 60 days; and stock owned by businesses in which the officer or director is an officer or major stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares such officer or director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(2) Includes 35,707 shares which Mr. Willetts has the right to purchase pursuant to the exercise of stock options under the Cooperative Bank for Savings, Inc. 1990 Stock Option Plan (the "Option Plan") and 5,068 shares allocated to Mr. Willetts' account under the Cooperative Bank for Savings, Inc., SSB Employee Stock Ownership Plan (the "ESOP"). Also includes shares of Common Stock owned by Mr. Willetts' spouse and minor children, and 77,202 shares held by the ESOP, as to which Mr. Willetts, as a trustee, shares voting and dispositive power. Does not include 35,155 shares held by the Frederick Willetts, Jr. Trust, of which he is Trustee. These shares are included in the shares beneficially owned by Mr. Frederick Willetts, Jr., discussed in footnote (3) below.
(3) Includes 26,438 shares which Mr. Willetts, Jr. has the right to purchase pursuant to the exercise of stock options under the Option Plan and 35,155 shares held for the benefit of Mr. Willetts, Jr. in the Frederick Willetts, Jr. Trust.
(4) Includes 138,401 shares which officers and directors as a group have the right to purchase pursuant to the exercise of stock options under the Option Plan, and 82,270 shares held by the ESOP as to which certain officers and directors, as trustees, share voting and dispositive power. Shares held by the ESOP have been counted only once in the computation of ownership by all officers and directors as a group.

--------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of nine members. Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible. The terms of only one class of directors expires at each annual meeting. The Company's Articles of Incorporation generally provide that directors are to be elected for terms of three years and until their successors are elected and qualified.

     Three directors will be elected at the Meeting to serve for a three-year period, and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors Frederick Willetts, III, F. Peter Fensel, Jr. and William H. Wagoner for three year terms. Each of these nominees is currently a member of the Board. The Board has also nominated
R. Allen Rippy to serve as a director for a two year term. Mr. Rippy was appointed by the Board in February 1997 to fill the vacancy created by the retirement of former Director Charles H. Boney. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recom mend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Under the Company's Bylaws, directors shall be elected by a majority of those votes cast by stockholders at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

     The following table sets forth the names of the Board of Directors' nominees for election as directors and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he first became a director of Cooperative Bank, the expiration of his term as a director, and the number and percentage of shares of the Common Stock beneficially owned. With the exception of Mr. Rippy, all of the individuals were initially appointed as directors of the Company in connection with the Company's incorporation in April 1994.

                                                                       Shares of
                                           Year First                 Common Stock
                            Age at         Elected as     Current     Beneficially
                          December 31,    Director of      Term         Owned at            Percent
     Name                    1996      Cooperative Bank  to Expire   March 3, 1997 (1)      of Class
---------------           -----------  ----------------  ---------  ------------------    ------------

                                         BOARD NOMINEES FOR TERM TO EXPIRE IN 2000

Frederick Willetts, III        47              1976          1997        139,487  (2)             9.3%
F. Peter Fensel, Jr.           47              1990          1997          7,124  (3)             0.4%
William H. Wagoner             69              1968          1997          4,273  (3)             0.2%

                                         BOARD NOMINEE FOR TERM TO EXPIRE IN 1999
R. Allen Rippy                 45              1997          1997          4,712  (3)             0.3%

                                              DIRECTORS CONTINUING IN OFFICE
Frederick Willetts, Jr.        71              1952          1998         86,864  (4)             5.8%
James D. Hundley, M.D.         55              1990          1998         14,957  (3)             1.0%
O. Richard Wright, Jr.         52              1992          1998         25,141  (3)             1.6%
Paul G. Burton                 61              1992          1999          4,740  (3)             0.3%
H. Thompson King, III          54              1990          1999          7,059  (3)             0.4%

                         (Footnotes on following page)

--------------------
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through an employee benefit plan of the Company; stock subject to options exercisable within 60 days; and stock owned by businesses in which the director is an officer or major stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares the director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(2) Includes 35,707 shares which Mr. Willetts has the right to purchase pursuant to the exercise of stock options under the Option Plan and 5,068 shares allocated to Mr. Willetts' account under the ESOP. Also includes 77,202 shares held by the ESOP, as to which Mr. Willetts, as a trustee, shares voting and dispositive power. Also includes shares of Common Stock owned by Mr. Willetts' spouse and minor children. Does not include 35,155 shares held by the Frederick Willetts, Jr. Trust, of which he is trustee. These shares are included in the shares beneficially owned by Mr. Frederick Willetts, Jr., discussed in footnote (4) below.
(3)  Includes 3,712, 2,868, 3,712, 3,712, 3,712, 3,712 and 3,712 shares which
     Messrs. Fensel, Wagoner, Rippy, Hundley, Wright, Burton and King have the right to purchase pursuant to the exercise of stock options under the Option Plan.
(4) Includes 26,438 shares which Mr. Willetts, Jr. has the right to purchase pursuant to the exercise of stock options under the Option Plan and 35,155 shares held for the benefit of Mr. Willetts, Jr. in the Frederick Willetts, Jr. Trust.


     The principal occupation of each director of the Company for the last five years is set forth below.

     FREDERICK WILLETTS, III has been employed by the Bank since 1972 and has served as the chief executive officer and president since June 1, 1991. Prior to that date, he served as chief operating officer and executive vice president of the Bank. Mr. Willetts, III currently serves on the board of directors and executive committee of America's Community Bankers and the Thrift Institutions Advisory Council to the Federal Reserve Board. He has served as president of the Southeastern Conference of the U.S. Savings and Loan League, president of the Greater Wilmington Chamber of Commerce, president of the Foundation of the Episcopal Diocese of East Carolina and vice chairman of the Foundation of the University of North Carolina at Wilmington. Mr. Willetts, III was the recipient of the New Hanover County Distinguished Service Award in 1987, the "Five Outstanding Young North Carolinians" award in 1988, the Glen Troop Award for outstanding public service to the thrift industry in 1990 and the Wilmington Good Citizenship Award in 1994. Mr. Willetts, III is the son of Frederick Willetts, Jr.

     F. PETER FENSEL, JR. is President of F. P. Fensel Supply Company in Wilmington, North Carolina. He has served as president of the North Carolina Azalea Festival, was a member of the board of directors of the Greater Wilmington Chamber of Commerce, Wilmington Industrial Development Board, Brigade Boys Club, Plantation Village, Foundation of the University of North Carolina at Wilmington and Historic Wilmington Foundation. He is a past member of the Cape Fear Area United Way.

     WILLIAM H. WAGONER was the Chancellor of the University of North Carolina at Wilmington from 1969 to 1990. Dr. Wagoner was past chairman of the board of directors of the Area Health Education Center and is trustee emeritus of the board of trustees of Cape Fear Memorial Hospital. He was named Chancellor Emeritus by the University of North Carolina Board of Governors at his retirement.

     R. ALLEN RIPPY is vice president of Rippy Cadillac Oldsmobile, Inc. He joined the family business in 1973 after graduating from the University of North Carolina at Chapel Hill. Allen is a native of Wilmington. He has served on the Board of the North Carolina Automobile Dealers Association for six years, has served on the Wilmington YMCA Board of Directors, and was a board member of Cape Fear Academy. He has been very active with many charitable organizations in the Wilmington area through his business' "Caring and Sharing" Program which he founded. He has for many years been extremely active with the youth programs of his church.

     FREDERICK WILLETTS, JR. is chairman of the board of directors of the Company and Cooperative Bank and currently serves as executive vice president of Cooperative Bank. Mr. Willetts has been employed by Cooperative Bank since 1946 and served as president and chief executive officer from 1963 until June 1, 1991. Mr. Willetts has served as chairman of the North Carolina Savings and Loan League, as a member of the board of directors and executive committee for the United States Savings and Loan league, as past president of the Southeastern Conference of the U.S. Savings and Loan League, as past president of the Greater Wilmington Chamber of Commerce and past president of the North Carolina Azalea Festival at Wilmington. Mr. Willetts, Jr., is the father of Frederick Willetts, III.

     JAMES D. HUNDLEY, M.D. is a partner in the Wilmington Orthopaedic Group, P.A. of Wilmington, North Carolina. He is past president of the North Carolina Orthopaedic Association, the New Hanover-Pender Medical Society, the University of North Carolina Orthopaedic Alumni Association, and the Cape Fear Academy Board of Trustees, past Chief of Staff of the New Hanover Regional Medical Center, and past chairman of the New Hanover Public Library Advisory Board. He is a member and past president of the Wilmington Rotary Club. He is the director of the Rotary/Orthopaedic Crippled Children's Clinic, Athletic Team Physician for the University of North Carolina at Wilmington, and a member of the National Board for Certification of Orthopaedic Physicians' Assistants. He is vice president of the UNC Medical Alumni Association. He is a Clinical Assistant Professor in the Department of Orthopaedics at UNC Hospitals in Chapel Hill and a member of the search committee for a new chairman of that department. He has recently been named an adjunct professor in the Health, Physical Education and Recreation Department of UNC Wilmington for his work with student athletes. Dr. Hundley is listed in BEST DOCTORS IN AMERICA, THE SOUTHEAST REGION (1996-1997).

     O. RICHARD WRIGHT, JR. is the senior partner in the law firm of McGougan, Wright, Worley & Harper, established in Tabor City, North Carolina in 1932, and has been associated with the firm since 1971. Mr. Wright is the owner of Flat Bay Farms and is co-owner of a residential and commercial rental property firm known as WSIC. Mr. Wright served in the North Carolina House of Representatives for seven terms during the years 1974 to 1988. He serves on the board of directors of a number of civic and community organizations including the Tabor City Committee of 100, the Southeastern Community College Foundation, the Lewis
A. Sikes Foundation, the Olive Battle Wright Scholarship Foundation, the Columbus County Committee of 100, the North Carolina Retail Merchants Association, the University of North Carolina General Alumni Association and the Cape Fear Council, Boy Scouts of America. Mr. Wright has just served his term as President of the Law Alumni Association of the University of North Carolina.

     PAUL G. BURTON is president of Burton Steel Company of Wilmington, North Carolina. He is a native of Wilmington and a graduate of North Carolina State University. Mr. Burton is active in the National Society of Professional Engineers and is a director of the Wilmington Industrial Development Commission. He is past president of the North Carolina Azalea Festival. He served for three years on the Governor's Board for Travel and Tourism, the Mayor's Task Force on Economic Development and the North Carolina Ports Railway Commission.

     H. THOMPSON KING, III was named President of Hanover Iron Works, Inc. in 1982. He joined the firm in 1973, representing a fourth generation succession of the founders of the company. Hanover Iron Works, Inc. specializes in metal fabrication, roofing, heating and air conditioning. Mr. King is a native of Wilmington, North Carolina. He is a member of the Wilmington Rotary Club. He has served as president of Carolina Roofing and Sheet Metal Contractors Association, the New Hanover County Airport Authority and was vice president of the Wilmington Chamber of Commerce.

--------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company conducts business through meetings of the Board and of its committees. During the fiscal year ended December 31, 1996, the Board of Directors held 16 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Company's Audit Committee consists of Directors Rippy, King and Fensel. This committee meets periodically on call by the Internal Auditor for the purpose of reviewing the activities and findings of the Internal Audit Department. The Audit Committee met four times during the fiscal year ended December 31, 1996.

     The Personnel Committee, composed of Directors Wagoner, Hundley, Wright and Burton, meets periodically for the purpose of reviewing compensation of all employees and officers and met twice during the fiscal year ended December 31, 1996 for this purpose.

     The full Board of Directors selects nominees for election as directors. The Company does not have a standing nominating committee.

--------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The function of administering the Company's executive compensation policies is currently performed by the Personnel Committee of the Board of Directors of Cooperative Bank (the "Committee"), which is composed entirely of outside directors. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the other executive officers, and for administering all aspects of the Company's executive compensation program, including employee benefit plans.

     The Committee makes its recommendations to the Board concerning executive compensation on the basis of its annual review and evaluation of the Company and Cooperative Bank's corporate performance and the compensation of its executive officers as compared with other companies similar in size and market capitalization.

     EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program, which was developed with the objective of attracting and retaining highly qualified and motivated executives, and recognizing and rewarding outstanding performance, has the following components: (i) base salaries (subject to the terms of existing employment agreements), (ii) stock options, and (iii) miscellaneous other fringe benefits.

     Base salary increases are determined on the basis of a combination of cost of living and individual and corporate performance. During the year ended December 31, 1996, base salaries of executive officers were determined by a review of peer group compensation. The compensation survey results of the Savings and Community Bankers of America, survey results of the North Carolina Community Bankers Association and SNL Securities Executive Compensation Review were compared to salaries of the Company's executive officers. Peer groups were compared to the Company by asset range and geographic region. By comparison, salaries for the Bank's executive officers were on the low to average end of the range for comparable peer groups.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Willetts and Cooperative Bank in 1991 (see "Employment and Severance Agreements" below). The Chief Executive Officer's base salary under the agreement was determined on the basis of the Committee's review and evaluation of the compensation of chief executives of other thrift companies similar in size and market capitalization to Cooperative Bank. The chief executive officer's salary is compared to the same survey results as those of the other executive officers. The geographic regions used for the surveys were North Carolina financial institutions and the South Atlantic states financial institutions. The survey asset range used by the Savings and Community Bankers of America was $300 to $500 million and the asset range used by the North Carolina Bankers Association was $200,000,000 - above. The asset range for the SNL Securities Executive Compensation Review was $250,000,000 to $500,000,000 with 102 institutions reporting and 14 reporting from the Southeast region. The number of institutions reporting data for the Savings and Community Bankers survey in the $300 to $500 million asset group was 59 and the number reporting for the South Atlantic region was 71. The number of institutions reporting for the North Carolina Community Bankers Association by assets in excess of $200 million was 15.

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the Chairman/Senior Vice President. No other executive officer received salary and bonuses in excess of $100,000 during the year ended December 31, 1996.

                                                              Long-Term Compensation
                                                                      Awards
                                                              ----------------------
     Name and Principal                 Annual Compensation         Securities          All Other
                                        --------------------
          Position            Year      Salary         Bonus     Underlying Options    Compensation
----------------------------  ----      -----          -----     -------------------   ------------

Frederick Willetts, III       1996      $180,000     $    --               --            $13,200 (1)
  President and Chief         1995       180,000          --               --             13,200 (1)
  Executive Officer           1994 (2)   127,500 (2)  23,800               --              9,400 (1)(2)

Frederick Willetts, Jr.       1996        95,000          --               --             25,200 (1)
  Executive Vice President    1995       120,000          --               --             25,200 (1)
  and Chairman                1994 (2)    86,250          --           19,000             18,400 (1)(2)

--------------------

(1)  Represents directors' fees.
(2) Due to the change in the Company's fiscal year in December 1993, these figures reflect compensation/awards for the nine months ended December 31, 1994.


     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE TABLE. The following table sets forth information concerning the value of options held by the Chief Executive Officer and the Chairman/Senior Vice President as of December 31, 1996. Neither individual was awarded or exercised stock options during fiscal year 1996.

                                    Number of Securities           Value of Unexercised
                                     Underlying Options            In-the-Money Options
                                     at Fiscal Year-End             at Fiscal Year-End
        Name                    (All Immediately Exercisable)  (All Immediately Exercisable)(1)
       ------                   -----------------------------  --------------------------------

     Frederick Willetts, III                 35,707                          $596,307
     Frederick Willetts, Jr.                 26,438                           223,965

--------------------

(1) Difference between fair market value of underlying Common Stock at fiscal year-end ($20.25 per share) and the exercise price, as adjusted.

     PENSION PLAN. The following table shows the estimated annual benefits payable under the Pension Plan (ten year certain and life) based on an employee's years of service and compensation, as calculated under the plan. Under the Internal Revenue Code of 1986, as amended (the "Code"), benefits under the plan are currently limited to $120,000 per year. Alternatively, the Pension Plan provides that payment of benefits may be made in the form of a lump sum payment equal to the present value of such benefits.

                                           Years of Service
                    ---------------------------------------------------------------
  Remuneration            5       10       15       20       25        30        35
------------------  -------  -------  -------  -------  -------  --------  --------

     $ 10,000       $ 3,780  $ 4,160  $ 4,540  $ 4,920  $ 5,300  $  5,680  $  6,060
       30,000        11,580   12,980   14,340   15,720   17,100    18,480    19,060
       60,000        23,280   26,160   29,040   31,920   34,800    37,680    40,560
       90,000        34,980   39,360   43,740   48,120   52,500    56,880    61,260
      120,000        46,680   52,560   58,440   64,320   70,200    78,080    81,960
      150,000        58,380   65,760   73,140   80,520   87,900    95,280   102,660
      160,000        62,280   70,160   78,040   85,920   93,800   101,680   109,560
      170,000        62,280   70,160   78,040   85,920   93,800   101,680   109,560
      200,000        62,280   70,160   78,040   85,920   93,800   101,680   109,560
      230,000        62,280   70,160   78,040   85,920   93,800   101,680   109,560

   As of December 31, 1996, Frederick Willetts, III had 24 years of service under the Pension Plan.

   In December 1996, the ESOP purchased 27,000 shares of the Common Stock from the Pension Plan for allocation to the accounts of ESOP participants.

   EMPLOYMENT AND SEVERANCE AGREEMENTS.   In August 1991, Cooperative Bank
entered into an employment agreement with Frederick Willetts, III, President and Chief Executive Officer. The employment agreement was amended in August 1994 in order to reflect Cooperative Bank's holding company reorganization. The employment agreement has a term of five years, and provides for a current annual base salary of $180,000. The agreement provides for a salary review by the Board of Directors not less often than annually with increases to be made in the Board's sole discretion, and also provides for inclusion in any customary fringe benefits and vacation and sick leave. The agreement is terminable upon death, and is terminable by Cooperative Bank for "just cause" as defined in the agreement. If Cooperative Bank terminates Mr. Willetts' employment without just cause, he will be entitled to a continuation of his salary and other benefits from the date of termination through the remaining term of the agreement. Mr. Willetts will be able to terminate his agreement by providing written notice to the Board of Directors.

   The employment agreement contains a provision stating that in the event of the involuntary termination of employment in connection with, or within one year after, any change in control of the Company or Cooperative Bank, or in the event of a voluntary termination of employment in connection with, or within one year after, any change of control of the Company or Cooperative Bank which has not been approved by the Board of Directors, Mr. Willetts will be paid a sum equal to 2.99 times the average annual compensation he received during the five taxable years immediately prior to the date of change in control. "Control" generally refers to the ownership, holding or power to vote more than 25% of the Company's or Cooperative Bank's voting stock, the control of the election of a majority of directors or the exercise of a controlling influence over the management or policies of the Company or Cooperative Bank by any person or group. Mr. Willetts may also be entitled to receive the foregoing termination payment following a change of control regardless of whether the change of control is approved by the Board of Directors in the event he is required to relocate more than 35 miles from Cooperative Bank's office, his duties are materially diminished, existing employee benefit plans are not maintained, or he is not re-elected to the Board of Directors. The aggregate payment to Mr. Willetts, assuming the termination of employment or other triggering events under the foregoing circumstances at December 31, 1996, would be approximately $441,773.

   The provisions of the employment agreement may have the effect of discouraging a future takeover attempt in which stockholders of the Company otherwise might receive a premium for their shares over then-current market prices.

--------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Members of the Board of Directors and committees of the Board of Directors receive $1,100 per month. No additional fees are paid for committee membership or meetings. The Chairman of the Board receives an additional fee of $1,000 per month and is eligible to participate in the Company's medical insurance reimbursement plan. The Chairman also has use of an automobile and is reimbursed for associated expenses. Directors are also eligible to receive stock options under the Option Plan. Each non-employee director who joins the Board of Directors receives options to purchase 2.50% of the shares of Common Stock reserved for issuance under the Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, Director R. Allen Rippy was awarded options to purchase 3,712 shares at an exercise price of $21.00 when he joined the Board on March 1, 1997.

--------------------------------------------------------------------------------
                      COMPARATIVE STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

   The graph and table which follow show the cumulative total return on the Common Stock of the Company (and its predecessor, Cooperative Bank) between March 31, 1992 and December 31, 1996, compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Bank Stocks Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since March 31, 1992 assuming reinvestment of all dividends paid into the stock or the index, respectively.


              COMPARISON OF 40 MONTH CUMULATIVE TOTAL SHAREHOLDER
                  RETURN FOR THE COMPANY AND SELECTED INDICES

                             [GRAPH APPEARS HERE]



                             3/92  3/93  3/94  12/94  12/95  12/96
--------------------------   ----  ----  ----  -----  -----  -----
The Company                   100   256   281    272    384    380
--------------------------   ----  ----  ----  -----  -----  -----
NASDAQ Stock Market Index     100   115   124    127    179    220
--------------------------   ----  ----  ----  -----  -----  -----
NASDAQ Bank Stocks Index      100   144   146    148    220    290
--------------------------   ----  ----  ----  -----  -----  -----

--------------------------------------------------------------------------------
                         TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

   All of the Company's loans to directors and executive officers are currently made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or contain other unfavorable features.

--------------------------------------------------------------------------------
                         BENEFICIAL OWNERSHIP REPORTS
--------------------------------------------------------------------------------

   Pursuant to regulations promulgated under the 1934 Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during or with respect to the fiscal year ended December 31, 1996, the Company believes that during the year ended December 31, 1996, all of its officers, directors and stockholders owning in excess of ten percent of the Company's outstanding Common Stock have complied with the reporting requirements, except that Officers O. C. Burrell, Jr., Daniel W. Eller, Eric R. Gray, Edward E. Maready, Frederick Willetts, III and Frederick Willetts, Jr. each inadvertently failed to timely file one report disclosing a single transaction.

--------------------------------------------------------------------------------
                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

   Coopers & Lybrand L.L.P. served as the Company's independent certified public accountants for the fiscal year ended December 31, 1996. The Board of Directors presently intends to renew the Company's arrangements with Coopers & Lybrand L.L.P. to be its independent certified public accountant for the fiscal year ending December 31, 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

   The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

   The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow & Co., a proxy soliciting firm, will assist the Company in soliciting proxies for the meeting and will be paid a fee of approximately $3,500, plus reimbursement for out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

   The Company's Annual Report to Stockholders for the year ended December 31, 1996, including financial statements, is being mailed to all stockholders of record as of the close of business on March 3, 1997. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

   In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 201 Market Street, Wilmington, North Carolina 28401, no later than November 26, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 Daniel W. Eller
                                 Secretary
Wilmington, North Carolina
March 26, 1997
--------------------------------------------------------------------------------
                          ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COOPERATIVE BANKSHARES, INC., 201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                         COOPERATIVE BANKSHARES, INC.
                          WILMINGTON, NORTH CAROLINA

--------------------------------------------------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 25, 1997
--------------------------------------------------------------------------------

   The undersigned hereby appoints Paul G. Burton, H. Thompson King, III and James D. Hundley of Cooperative Bankshares, Inc. (the "Company") with full powers of substitution, to act as proxies for the undersigned to vote all shares of the Company's common stock, $1.00 par value (the "Common Stock") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Wilmington Hilton, 301 N. Water Street, Wilmington, North Carolina, on Friday, April 25, 1997 at 11:00 a.m., and at any and all adjournments thereof, as follows:
                                                                 VOTE
                                                FOR            WITHHELD
                                                ---            --------
   1.  The election as directors of the
       nominees listed below (except as
       marked to the contrary below).           [ ]               [ ]


       Three Year Terms
       ----------------

       Frederick Willetts, III
       F. Peter Fensel, Jr.
       William H. Wagoner

       Two Year Term
       -------------

       R. Allen Rippy

       INSTRUCTION:  TO WITHHOLD YOUR VOTE
       FOR ANY INDIVIDUAL NOMINEE, INSERT
       THAT NOMINEE'S NAME ON THE LINE
       PROVIDED BELOW.

       -----------------------------------


   The Board of Directors recommends a vote "FOR" nominees listed above.
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY SHALL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE 1997 ANNUAL MEETING.
--------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

   The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting, the Proxy Statement, and the Company's Annual Report to Stockholders for the Fiscal Year Ended December 31, 1996. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of the Company's Common Stock.

Dated:                          , 1997
       ------------------------

---------------------------    ------------------------------------------------
PRINT NAME OF STOCKHOLDER      PRINT NAME OF STOCKHOLDER


---------------------------    ------------------------------------------------
SIGNATURE OF STOCKHOLDER       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------